Exhibit 99.1

China HGS Reports Full Year Financial Results for the Fiscal Year 2016

HANZHONG, CHINA – December 21, 2016 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today filed its Annual Report on Form 10-K for the fiscal year 2016 ended September 30, 2016 with the U.S. Securities and Exchange Commission. An electronic copy of the Annual Report on Form 10-K can be accessed on the SEC's website at www.sec.gov.

Highlights for the Fiscal 2016

•	Total revenues for the fiscal 2016 were approximately $40.6 million, a decrease of approximately 50% from approximately $81.1 million in fiscal 2015.

•	For the Company’s long-term real estate development projects, the related revenue recognized from percentage of completion method was approximately $25.2 million, which accounted for 62% of total revenue in fiscal 2016 and decreased 67% from the revenue recognized from percentage completion method in fiscal 2015.

•	Net income for the fiscal 2016 totaled approximately $5.0 million, a decrease of approximately 84% from the net income of approximately $31.4 million in fiscal 2015.

•	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the fiscal 2016 were $0.11, compared to $0.70 for the fiscal 2015.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2016	2015
ASSETS
Current assets:
Cash	$6,401,237	$1,333,919
Restricted cash	1,493,537	1,715,268
Cost and earnings in excess of billings	11,891,230	11,825,036
Real estate property development completed	113,185,929	75,391,512
Real estate property under development	-	55,154,153
Other current assets	2,722,036	228,223
Total current assets	135,693,969	145,648,111
Property, plant and equipment, net	792,650	780,038
Real estate property development completed, net of current portion	1,657,055	2,140,271
Security deposits	7,940,137	3,146,237
Real estate property under development, net of current portion	207,384,015	143,660,781
Due from local government for real estate property development completed	2,920,990	3,065,000
Total Assets	$356,388,816	$298,440,438

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan	$-	$6,292,474
Other loans	6,125,753	5,674,239
Accounts payable	30,574,497	41,501,682
Other payables	5,200,807	12,676,362
Construction deposits	1,911,158	1,959,706
Billings in excess of cost and earnings	2,110,808	3,315,302
Customer deposits	16,790,208	17,387,969
Shareholder loans	2,709,523	1,810,000
Accrued expenses	3,205,099	4,855,891
Taxes payable	15,843,815	15,830,886
Total current liabilities	84,471,668	111,304,511
Deferred tax liabilities	5,107,887	4,711,161
Customer deposits, net of current portion	10,687,272	8,246,004
Other loans, less current portion	99,843,228	15,731,186
Construction deposits, net of current portion	1,329,820	972,432
Total liabilities	201,439,875	140,965,294
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding	$45,050	$45,050
Additional paid-in capital	129,793,572	17,764,316
Statutory surplus	8,495,631	16,439,333
Retained earnings	20,661,184	119,668,198
Accumulated other comprehensive income (loss)	(4,046,496)	3,558,247
Total stockholders' equity	154,948,941	157,475,144
Total Liabilities and Stockholders' Equity	$356,388,816	$298,440,438

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED SEPTEMBER 30,

	2016	2015
Real estate sales	$40,576,717	$81,115,494
Less: Sales tax	2,102,616	5,194,616
Cost of real estate sales	28,670,778	39,258,557
Gross profit	9,803,323	36,662,321
Operating expenses
Selling and distribution expenses	1,118,282	917,344
General and administrative expenses	2,466,717	2,304,706
Total operating expenses	3,584,999	3,222,050
Operating income	6,218,324	33,440,271
Interest expense- net	(225,155)	(61,419)
Other income - net	459	-
Income before income taxes	5,993,628	33,378,852
Provision for income taxes	974,688	1,951,226
Net income	5,018,940	31,427,626
Other comprehensive income (loss)
Foreign currency translation adjustment	(7,604,743)	(5,186,242)
Comprehensive income (loss)	$(2,585,803)	$26,241,384
Basic and diluted income per common share
Basic	$0.11	$0.70
Diluted	$0.11	$0.70
Weighted average common shares outstanding
Basic	45,050,000	45,050,000
Diluted	45,050,000	45,052,252

The accompanying notes are an integral part of these consolidated financial statements

CHINA HGS REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2016 AND 2015

	Common Stock		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Surplus	Earnings	Income (Loss)	Total
Balance at September 30, 2014	45,050,000	$45,050	$17,759,349	$12,845,197	$91,834,708	$8,744,489	$131,228,793
Stock-based Compensation			4,967				4,967
Appropriation of statutory reserve				3,594,136	(3,594,136)		-
Net income for the year	-				31,427,626		31,427,626
Foreign currency translation adjustments						(5,186,242)	(5,186,242)
Balance at September 30, 2015	45,050,000	$45,050	$17,764,316	$16,439,333	$119,668,198	$3,558,247	$157,475,144
Stock-based Compensation			59,600				59,600
Appropriation of statutory reserve				516,314	(516,314)		-
Net income for the year					5,018,940		5,018,940
Recapitalization of VIE (“Guangsha”) equity*			111,969,656	(8,460,016)	(103,509,640)		-
Foreign currency translation adjustments						(7,604,743)	(7,604,743)
Balance at September 30, 2016	45,050,000	$45,050	$129,793,572	$8,495,631	$20,661,184	$(4,046,496)	$154,948,941

* For the year ended September 30, 2016, Shaanxi Guangsha Investment and Development Group Co., Ltd (“Guangsha”), the VIE of the Company, had a recapitalization. The VIE’s accumulated retained earnings and statutory reserve were reclassified to additional paid-in capital in the consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statement

CHINA HGS REAL ESTATE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30,

	2016	2015
Cash flows from operating activities
Net income	$5,018,940	$31,427,626
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax provision	631,099	1,870,180
Depreciation	74,723	83,701
Stock based compensation	59,600	4,967
Changes in assets and liabilities:
Advances to vendors	(60,480)	-
Security deposits	(5,045,816)	-
Cost and earnings in excess of billings	(634,893)	118,861
Real estate property development completed	(41,816,677)	(71,332,340)
Real estate property under development	(18,287,677)	63,376,691
Other current assets	(2,496,811)	1,171,630
Accounts payable	(9,166,316)	(14,428,567)
Other payables	(7,024,872)	(684,063)
Billings in excess of cost and earnings	(1,070,814)	462,916
Customer deposits	3,112,121	(8,439,960)
Construction deposits	456,014	1,654,075
Accrued expenses	(1,468,888)	1,201,727
Taxes payable	772,684	3,765,165
Net cash (used in ) provided by operating activities	(76,948,063)	10,252,609

Cash flow from investing activities
Purchase of fixed assets	(125,023)	-
Net cash used in investing activities	(125,023)	-

Cash flow from financing activities
Restricted cash	144,112	(181,392)
Proceeds from other loans	93,658,620	27,670,998
Repayment of other loans	(6,286,930)	(20,865,164)
Repayment of bank loan	(6,123,136)	(12,975,849)
Proceeds from shareholder loan	3,236,078	11,642,580
Repayment of shareholder loan	(2,317,607)	(15,292,038)
Net cash provided by (used in) financing activities	82,311,136	(10,000,865)
Effect of changes of foreign exchange rate on cash	(170,732)	(43,370)
Net increase in cash	5,067,318	208,374
Cash, beginning of year	1,333,919	1,125,545
Cash, end of year	6,401,237	1,333,919
Supplemental disclosures of cash flow information:
Interest paid	$5,102,735	$1,840,535
Income taxes paid	$424,970	$144,742
Non-cash financing activities:
Recapitalization of VIE (“Guangsha”)	$111,969,656	-

The accompanying notes are an integral part of these consolidated financial statements